Exhibit 10.2
ELASTIC N.V.
Amended and Restated 2012 Stock Option Plan
(as amended December 9, 2021)
1.    Purposes of the Plan.  The purposes of this Amended and Restated 2012 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares may also be granted under the Plan.

2.    Definitions.  As used herein, the following definitions shall apply:

(a)    “Administrator” means the Board or any of its Committees if authorized to administer the Plan, in accordance with Section 4 of the Plan.

(b)     “Affiliate” means (i) an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity and (ii) an entity other than a Subsidiary in which the Company and /or one or more Subsidiaries own a controlling interest.

(c)     “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(d)     “Award” means any award of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares under the Plan.

(e)     “Award Agreement” means an Option Agreement, Stock Appreciation Right Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement, Performance Share Agreement, or Performance Unit Agreement.

(f)     “Board” means the Board of Directors of the Company.

(g)    “Board Rules” means the regulations adopted by the Board governing its internal organization, the manner in which decisions are taken, the composition, the duties and organization of committees and any other matters concerning the Board.

(h)     “Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price or tax withholding obligations or other required deductions may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Company) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of such amount, provided that, unless specifically permitted by the Company, any such Cashless Exercise must be an approved broker-assisted Cashless Exercise or the Shares withheld in the Cashless Exercise must be limited to avoid financial accounting charges under applicable accounting guidance and any such surrendered Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance.

(i)     “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons:  (i) any material breach by Participant of any material written agreement between Participant and the Company and Participant’s failure to cure such breach within 30 days after receiving written notice thereof; (ii) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (iii) neglect or persistent unsatisfactory performance of Participant’s duties and Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (iv) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer and Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (v) Participant’s conviction of, or plea of guilty or nolo contendre to, any felony or crime that results in, or is reasonably expected to result in, a material adverse effect on the business or reputation of the Company; (vi) Participant’s commission of or participation in an act of fraud against the Company; (vii) Participant’s intentional material damage to the Company’s business, property or reputation; or (viii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company. For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or Disability. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(j)    “Change of Control” means:

i.    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the Shares in the capital of the Company of the Company that, together with the Shares in the capital of the Company held by such Person, constitutes more than 50% of the total voting power of the Shares in the capital of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional Shares in the capital of the Company by any one Person, who is considered to own more than 50% of the total voting power of the Shares in the capital of the Company will not be considered a Change in Control, and (B) if the holders of Shares in the capital of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of Shares in the capital of the Company immediately prior to the change in ownership, the direct or indirect beneficial ownership of 50% or more of the total voting power of the Shares in the capital of the Company or the total voting power of shares in the capital of the ultimate Parent of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

ii.    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

iii.    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the holders of the shares in the capital of the Company immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a holder of shares in the capital of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s shares in the capital, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding shares in the capital of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares in the capital of the Company, or similar capital reorganization or business combination transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the state of the Company’s incorporation, (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or (z) its sole purpose is to effect a private financing of the Company through a change in the ownership of the shares in the capital of the Company that is approved by the Board.
(k)     “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(l)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 below.

(m)     “Company” means Elastic N.V., a Dutch public limited company (naamloze vennootschap).

(n)     “Consultant” means any natural person, including an advisor or Director, engaged by the Company or a Parent, Affiliate, or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(o)     “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of:  (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company, provided that, if an Employee is holding an Incentive Stock Option and such leave exceeds 3 months, such Employee’s service as an Employee shall be deemed terminated on the 1st day following such 3-month period and the Incentive Stock Option shall thereafter automatically become a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.  Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(p)     “Director” means a member of the Board.

(q)     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)     “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws, including the Code. Neither service as a Director or the payment by the Company of a Director’s fee shall be sufficient to constitute “employment” of such Director by the Company or any Parent, Subsidiary or Affiliate.

(s)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)     “Exchange Program” means a program under which (i) outstanding Awards are surrendered or reacquired in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(u)    “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:

i.    For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Ordinary Shares.
ii.    For purposes of any Awards granted on any other date, the Fair Market Value will be the closing sales price for Ordinary Shares as quoted on any established Stock Exchange or national market system (including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market) on which the Ordinary Shares are listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding trading day, unless otherwise determined by the Administrator. In the absence of an established market for the Ordinary Shares, the Fair Market Value thereof will be determined in good faith by the Administrator.

The determination of Fair Market Value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(v)    “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(w)    “Fiscal Year” means the fiscal year of the Company, as included in the articles of association of the Company.

(x)     “Incentive Stock Option” means an Option intended to, and which does, in fact, qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y)     “Involuntary Termination” means (unless another definition is provided in the applicable Award Agreement, employment agreement or other applicable written agreement) the termination of a Participant’s Continuous Service Status other than for (i) death, (ii) Disability or (iii) for Cause by the Company or a Parent, Subsidiary, Affiliate or successor thereto, as appropriate.

(z)     “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (or any successor thereto).

(aa)    “Non-Executive Director” means a Director appointed as non-executive director who is not an Employee.

(bb)     “Nonstatutory Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Stock Option.

(cc)     “Option” means an option to acquire Shares granted pursuant to the Plan.

(dd)     “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(ee)     “Ordinary Shares” means the Company’s ordinary shares, par value €0.01 per share, as adjusted in accordance with Section 15 below.

(ff)    “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns shares in the capital of the Company possessing 50% or more of the total combined voting power of all classes of shares in the capital of the Company in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(gg)     “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

(hh)     “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(ii)     “Performance Share Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Performance Shares granted under the Plan and includes any documents attached to such agreement.

(jj)     “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(kk)     “Performance Unit Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Performance Units granted under the Plan and includes any documents attached to such agreement.

(ll)     “Plan” means this Amended and Restated 2012 Stock Option Plan.

(mm)     “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

(nn)    “Remuneration Policy” means the Remuneration Policy for Directors approved by the general meeting of the Company on September 28, 2018.

(oo)     “Restricted Stock” means Shares acquired pursuant to a right to purchase or receive Ordinary Shares granted pursuant to Section 9 below.

(pp)     “Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock granted under the Plan and includes any documents attached to such agreement.

(qq)     “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(rr)     “Restricted Stock Unit Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock Units granted under the Plan and includes any documents attached to such agreement.

(ss)     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(tt)     “Section 16(b)” means Section 16(b) of the Exchange Act.

(uu)     “Section 409A” means Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(vv)     “Securities Act” means the Securities Act of 1933, as amended.

(ww)     “Share” means a share of the Ordinary Shares, as adjusted in accordance with Section 15 below.

(xx)     “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a Stock Appreciation Right.

(yy)     “Stock Appreciation Right Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Stock Appreciation Rights granted under the Plan and includes any documents attached to such agreement.

(zz)     “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Ordinary Shares are quoted at any given time.

(aaa)     “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns shares in the capital of the Company possessing 50% or more of the total combined voting power of all classes of shares in the capital of the Company in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(bbb)     “Ten Percent Holder” means a person who owns shares in the capital of the Company representing more than 10% of the voting power of Shares in the capital of the Company or of all classes of shares in the capital of any Parent or Subsidiary measured as of an Award’s date of grant.

3.    Ordinary Shares Subject to the Plan.

(a)    Ordinary Shares Subject to the Plan. Subject to the provisions of Section 15 below, the maximum aggregate number of Shares that may be issued under the Plan is 39,685,602 Shares, all of which Shares may be issued under the Plan pursuant to Incentive Stock Options and under the condition that the Company's authorized capital provides for such issue of Shares. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares.

(b)    Automatic Share Reserve Increase. Subject to the provisions of Section 15 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2020 Fiscal Year, in an amount equal to the lesser of (i) 9 million Shares, (ii) 5% of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board.

(c)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is reacquired or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the reacquired or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to or canceled by the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.    Administration of the Plan.

(a)    Procedure.

i.    General. The Plan shall be administered by the Board. The Plan may be administered by different Committees with respect to different classes of Participants, and, if permitted by Applicable Laws, the Board may authorize a Committee comprised of one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board.

ii.    Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b3 of the Code, to the extent permitted or required by such provisions.

iii.    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(b)    Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:

i.    to determine the Fair Market Value in accordance with Section 2(u) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;

ii.    to select the Employees and Consultants to whom Awards may from time to time be granted, in the case of granting Awards to Directors with due observance of the Board Rules and Applicable Laws on conflict of interest and the Remuneration Policy;

iii.    to determine the number of Shares to be covered by each Award;

iv.    to approve the form(s) of agreement(s) and other related documents used under the Plan;

v.    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or cancellation restrictions will be waived, and any restriction or limitation regarding any Award or Shares that are covered by an Award;

vi.    to amend any outstanding Award or agreement related to any Shares covered by an Award, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the

Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;

vii.    to determine whether and under what circumstances an Award may be settled in cash instead of Ordinary Shares, subject to Applicable Laws;

viii.    subject to Applicable Laws, to implement an Exchange Program and establish the terms and conditions of such Exchange Program without consent of the holders of shares in the capital of the Company, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Participant shall be made without his or her consent;

ix.    to approve addenda pursuant to Section 21 below or to grant Awards to, or to modify the terms of, any outstanding Award Agreement or any agreement related to any Shares covered by an Award held by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences;

x.    to construe and interpret the terms of the Plan, any Award Agreement and any agreement related to any Shares covered by an Award, which constructions, interpretations and decisions shall be final and binding on all Participants;

xi.    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xii.    to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 13; and

xiii.    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders.

(d)    Indemnification.  To the maximum extent permitted by Applicable Laws, each member of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Association, Board Rules, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

5.    Eligibility.

(a)    Recipients of Grants.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Employees and Consultants.  Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.

(b)    No Employment Rights.  Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (any Parent, Subsidiary or Affiliate), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (Parent’s, Subsidiary’s or Affiliate’s) right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.    Term of Plan.  Subject to Section 23 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years from the date it becomes effective, unless terminated earlier under Section 17 of the Plan.

7.    Options.

(a)    Term of Option.  The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(b)    Type of Option.

i.    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

ii.    Notwithstanding any designation under Section 7(b)(i) above, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(c)    Option Exercise Price and Consideration.

i.    Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(1)    In the case of an Incentive Stock Option

a.    granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant;

b.    granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant;

(2)    Except as provided in subsection (3) below, in the case of a Nonstatutory Stock Option the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A; and

(3)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

ii.    Permissible Consideration.  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) to the extent permitted under, and in accordance with, Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to the provisions of Section 152 of the General Corporation Law); (4) cancellation of indebtedness; (5) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (6) a Cashless Exercise; (7) such other consideration and method of payment permitted under Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(d)    Exercise of Option.

i.    General.

(1)    Exercisability.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company, and Parent, Subsidiary or Affiliate, and/or the Participant.

(2)    Leave of Absence.  The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave (unless otherwise required by Applicable Laws).  Notwithstanding the foregoing, in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave

(under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(3)    Minimum Exercise Requirements.  An Option may not be exercised for a fraction of a Share.  The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from exercising the full number of Shares as to which the Option is then exercisable.

(4)    Procedures for and Results of Exercise.  An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 13 below. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(5)    Rights as Holder of Shares in the Capital of the Company.  Until the effective issuance of the Shares (including by way of a transfer of treasury shares), no right to vote or receive dividends or any other rights as a holder of shares in the capital of the Company shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date ownership is recorded in the Company’s shareholder register, except as provided in Section 15 below.

ii.    Termination of Continuous Service Status.  The Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of a Participant’s Continuous Service Status, the following provisions shall apply:

(1)    General Provisions.  If the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Shares subject to the Option underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to this Section 7).

(2)    Termination other than Upon Disability or Death or for Cause.  In the event of termination of a Participant’s Continuous Service Status other than under the circumstances set forth in the subsections (3) through (5) below, such Participant may exercise any outstanding Option at any time within 3 month(s) following such termination to the extent the Participant is vested in the Shares subject to the Option.

(3)    Disability of Participant.  In the event of termination of a Participant’s Continuous Service Status as a result of his or her Disability, such Participant may exercise any outstanding Option at any time within 12 month(s) following such termination to the extent the Participant is vested in the Shares subject to the Option.

(4)    Death of Participant.  In the event of the death of a Participant during the period of Continuous Service Status since the date of grant of any outstanding Option, or within 3 month(s) following termination of the Participant’s Continuous Service Status, the Option may be exercised by any beneficiaries designated in accordance with Section 19 below, or if there are no such beneficiaries, by the Participant’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within 12 month(s) following the date the Participant’s Continuous Service Status terminated, but only to the extent the Participant is vested in the Shares subject to the Option.

(5)    Termination for Cause.  In the event of termination of a Participant’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon first notification to the Participant of termination of the Participant’s Continuous Service Status for Cause.  If a Participant’s Continuous Service Status is suspended pending an investigation of whether the Participant’s Continuous Service Status will be terminated for Cause, all the Participant’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period. Nothing in this Section 7(d)(ii)(5) shall in any way limit the Company’s right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Option Agreement.

(6)    Tolling Expiration. A Participant’s Option Agreement may also provide that:

a.    if the exercise of the Option following the termination of Participant’s Continuous Service Status (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Option Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

b.    if the exercise of the Option following the termination of the Participant’s Continuous Service Status (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B)

the expiration of a period of thirty (30)-day period after the termination of the Participant’s Continuous Service Status during which the exercise of the Option would not be in violation of such registration requirements.

8.    Stock Appreciation Rights

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Stock Appreciation Right.

(c)    Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 8(f) will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right will be evidenced by a Stock Appreciation Right Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Stock Appreciation Right Agreement. Notwithstanding the foregoing, the rules of Section 7(a) relating to the maximum term and Section 7(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

i.    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

ii.    The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
9.    Restricted Stock.

(a)    Rights to Purchase.  When a right to purchase or receive Restricted Stock is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Stock shall be determined by the Administrator and shall be the same as is set forth in Section 7(c)(ii) above with respect to exercise of Options.  The offer to purchase Shares shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)    Repurchase Option.

i.    General.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s Continuous Service Status for any reason (including death or Disability) at a purchase price for Shares equal to the original purchase price paid by the purchaser to the Company for such Shares and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate or pursuant to such vesting criteria as the Administrator may determine.
ii.    Leave of Absence.  The Administrator shall have the discretion to determine whether and to what extent the lapsing of Company repurchase rights shall be tolled during any leave of absence; provided, however, that in the absence of such determination, such lapsing shall be tolled during any leave (unless otherwise required by Applicable Laws).  Notwithstanding the foregoing, in the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(c)    Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.  In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each Participant.

(d)    Rights as a Holder of Shares in the Capital of the Company.  Once the Restricted Stock is purchased, the Participant shall have the rights equivalent to those of a holder of shares in the capital of the Company, and shall be a record holder when his or her purchase and the issuance of the Shares is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased, except as provided in Section 15 below.

10.    Restricted Stock Units

(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in a Restricted Stock Unit Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Restricted Stock Unit Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)    Cancellation. On the date set forth in the Restricted Stock Unit Agreement, all unearned Restricted Stock Units will be reacquired by the Company.

(f)    Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Restricted Stock Units shall be tolled during any leave of absence; provided, however, that in the absence of such determination, such vesting shall be tolled during any leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, the vesting of Restricted Stock Units shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Restricted Stock Units to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

11.    Performance Units and Performance Shares.

(a)    Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees or Consultants at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)    Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, Continuing Service Status) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by a Performance Unit Agreement or Performance Share Agreement, as applicable, that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)    Cancellation of Performance Units/Shares. On the date set forth in the Performance Unit Agreement or Performance Share Agreement, all unearned or unvested Performance Units/Shares will be reacquired by the Company, and again will be available for grant under the Plan.

12.    Non-Executive Director Limitations. All Awards under the Plan granted to Non-Executive Directors will be subject to the limitations of the Remuneration Policy.

13.    Taxes.

(a)    As a condition of the grant, vesting and exercise of an Award, and prior to the delivery of Shares or cash pursuant to an Award, the Company will have the power and right to deduct or withhold, or require Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to remit to the Company, an amount sufficient to satisfy U.S. federal, state or local taxes, non-U.S. taxes, or other taxes (including social security contributions and social security premiums and Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). The Company shall not be required to issue any Shares or other consideration under the Plan until such obligations are satisfied.

(b)    The Administrator may, to the extent permitted under Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of his or her tax and social security contributions and social security premiums,, withholding, or any other required deductions or payments by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value not in excess of the maximum statutory amount required to be withheld (including through a Cashless Exercise), or (iii) delivering to the Company already-owned Shares having a Fair Market Value not in excess of the maximum statutory amount required to be withheld. Any payment of taxes, social security contributions and social security premiums by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

(c)    Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company (or any Parent, Subsidiary, or Affiliate of the Company, as applicable) reimburse a Participant for any taxes imposed or other costs incurred as a result of Section 409A.

14.    Non-Transferability of Awards.

(a)    General.  Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.  The designation of a beneficiary by a Participant will not constitute a transfer.  An Option may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.    Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)    Changes in Capitalization.  Subject to any action required under Applicable Laws by the holders of shares in the capital of the Company, (i) the numbers and class of Shares or other shares in the capital of the Company or securities:  (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each such outstanding Option or Stock Appreciation Right, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, shall, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, be adjusted by the Administrator in the event of a stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, securities, or other property), recapitalization, reorganization, merger, split-up, spin-off, combination, consolidation, reclassification of the Shares or subdivision of the Shares or other securities of the Company, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares. Any such adjustment by the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final, binding on the shares of capital of the Company of any class, or securities convertible into shares of in the capital of the Company of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.  If, by reason of a transaction described in this Section 15(a) or an adjustment pursuant to this Section 15(a), a Participant’s Award Agreement or agreement related to any Shares covered by an Award covers additional or different shares in the capital of the Company or securities, then such additional or different shares, and the Award Agreement or agreement related to the Shares covered by an Award in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award or Shares covered by the Award prior to such adjustment.

(b)    Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, each Award, to the extent it has not been previously exercised, will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator. The Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.

(c)    Corporate Transactions.  In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award (vested or unvested) will be treated as the Administrator determines (subject to the restriction in the following paragraph), which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

If any Award, or any agreement applicable to any Award, provides for accelerated vesting in connection with any termination of Continuous Service Status that occurs on or after a Change in Control, and the successor does not agree to assume the Award, or to substitute an equivalent award or right for the Award, then any acceleration of vesting that would otherwise occur upon such termination of Continuous Service Status shall occur immediately prior to, and contingent upon, the consummation of such Change in Control.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares in the capital of the Company, cash, or other securities or property) received in the Change in Control by holders of Ordinary Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely ordinary shares of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely ordinary shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)    Non-Executive Director Awards. With respect to Awards granted to an Non-Executive Director, in the event of a Change in Control, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Participant, or other written agreement between the Participant and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16.    Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Board makes the determination granting such Award, or such other date as is determined by the Administrator.

17.    Amendment and Termination of the Plan.  The Board may at any time amend or terminate the Plan, but no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent.  In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of shares in the capital of the Company with respect to any Plan amendment in such a manner and to such a degree as required.

18.    Conditions Upon Issuance of Shares.  Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.  As a condition to the exercise of any Option or Stock Appreciation Right or purchase or receipt of any Restricted Stock or Restricted Stock Units, the Company may require the person exercising, purchasing or receiving the applicable Award to represent and warrant at the time of any such exercise, purchase or receipt that the Shares subject to the Award are being exercised, purchased or received only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is advisable or required by Applicable Laws.  Shares issued in connection with an Award prior to the date, if ever, on which the Ordinary Shares becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Award Agreement.

19.    Beneficiaries.  Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death.  Except as otherwise provided in an Award Agreement, if no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to any person who has the right to acquire the Award by bequest or inheritance.

20.    Approval of Holders of Shares in the Capital of the Company.  If required by Applicable Laws, continuance of the Plan shall be subject to approval by the holders of shares in the capital of the Company at the general meeting of the Company within 12 months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended.  Such approval shall be obtained in the manner and to the degree required under Applicable Laws.

21.    Addenda.  The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan.  The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

22.    Approval of the Holders of Shares in the Capital of the Company. The Plan will be subject to approval by the holders of the shares in the capital of the Company at the general meeting of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such approval of the holders of shares in the capital of the Company will be obtained in the manner and to the degree required under Applicable Laws.

23.    Clawback. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, reacquisition, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy (if any) as may be established and/or amended from time to time. The Board may require a Participant to cancel or return to and/or reimburse the Company all or a portion of the Award and/or Shares issued under the Award, any amounts paid under the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws.

24.    Death Acceleration. Upon a Participant’s death, Participant’s outstanding and unvested Awards will accelerate and fully vest; provided that the aggregate Fair Market Value of the Shares covered by Awards that may accelerate and fully vest pursuant to this Section 24 and the shares and other securities covered by Company equity awards issued under other equity plans and arrangements (collectively, the “Eligible Awards”) that may accelerate and vest pursuant to comparable provisions in such other equity plans and arrangements may not exceed $1,000,000 in the aggregate, as measured on the date of Participant’s death (the “Death Acceleration Limit”). The order in which Eligible Awards will accelerate and vest up to the Death Acceleration Limit will be determined as follows: (a) Eligible Awards will accelerate and apply toward the Death Acceleration Limit based on their class in the following order: (1) Restricted Stock, (2) Restricted Stock Units, and (3) Options and Stock Appreciation Rights, and (b) with respect to Eligible Awards of the same class, awards with an earlier date of grant will accelerate and apply toward the Death Acceleration Limit prior to Eligible Awards with a later date of grant. If two or more Eligible Awards of the same class are granted on the same date, each Eligible Award will accelerate and vest on a pro-rata basis. For the avoidance of doubt, the acceleration described in this Section 24 does not apply to any Eligible Awards with performance-based vesting. Notwithstanding anything in this Section 24 to the contrary, in the event a Participant’s death results from a suicide, the acceleration and vesting described in this Section 24 will be solely at the Company’s discretion and will not occur automatically.

ADDENDUM A
AMENDED AND RESTATED 2012 STOCK OPTION PLAN
UK COMPANY SHARE OPTION PLAN (CSOP) (THE “PLAN”)
ADOPTED BY THE BOARD OF ELASTIC N.V ON SEPTEMBER 18, 2018

(A)    This Plan forms part of the Elastic N.V. Amended and Restated 2012 Stock Option Plan including, without limitation Section 3 (Stock Subject to the Plan).

(B)    The purpose of this scheme is to provide benefits to employees and directors in the form of share options, in accordance with Schedule 4 of the Income Tax (Earnings and Pensions) Act 2003.

(C)    In this Plan the words and expressions defined herein shall have the same meaning when used in the Plan and the provisions of the Elastic N.V. Amended and Restated 2012 Stock Option Plan shall apply to the provisions of the Plan except where expressly varied herein.

(D)    Notwithstanding anything in the Plan or any Option Agreement, no variation may be made to the terms of an outstanding Option other than as follows:
(i)    any variation to the Exercise Price must be carried out in accordance with paragraph 22 of Schedule 4;
(ii)    any variation to the number or description of shares subject to the Option must be carried out in accordance with paragraph 22 of Schedule 4 or with the prior written consent of the relevant UK Participant;
(iii)    any variation to the restrictions applicable to shares subject to Option must be carried out in accordance with paragraph 22 of Schedule 4 or as a result of amendments to such restrictions generally approved by the Company’s shareholders;
(iv)    any variation to the times at which the Option may be exercised, in whole or in part, must be carried out in accordance with paragraph 22 of Schedule 4 or with the prior written consent of the relevant UK Participant;
(v)    any variation to the circumstances under which the Option will lapse must be carried out in accordance with paragraph 22 of Schedule 4 or with the prior written consent of the relevant UK Participant;

(E)    The mechanisms described in paragraph (D) above in connection with certain changes to the terms of outstanding Options must be applied in a way that is fair and reasonable.

(F)    Notwithstanding anything in the Plan or any Option Agreement, no variations whatsoever may be made to any outstanding Options where this would result in the requirements of the paragraphs of Schedule 4 to the Act no longer being met.

(G)    Restricted Stock may not be provided under the Plan. All provisions relating to Restricted Stock in the Elastic N.V. Amended and Restated 2012 Stock Option Plan shall not apply to the Plan.

(H)    For the purposes of the Plan, the following terms shall have the following meanings:

"Act"	the Income Tax (Earnings and Pensions) Act 2003;
"Appropriate Period"	the relevant period as specified in paragraph 26(3) of Schedule 4;
"Associated Company"	an associated company of the Company within the meaning that expression bears in paragraph 35 of Schedule 4;

“Control”	the meaning given by section 719 of the Act;
“Date of Grant”	the date on which an Option is, was or is to be granted under the Plan;
“Eligible Employee”	any individual who at the Date of Grant is a director (who is required to work at least 25 hours a week exclusive of meal breaks) or an employee of a Participating Company;
"Exercise Price"
the price per Share, as determined by the Administrator, at which an Eligible Employee may acquire Shares upon the exercise of an Option being not less than the Market Value of a Share:

(1)    subject to (2) below, on the day the Date of Grant; or

(2)    if the Administrator so determines, at such earlier time or times as the Administrator may determine (with previous agreement in writing of HMRC);

but subject to any adjustment pursuant to Section 12(a) as applied in this Plan;

“HMRC”	HM Revenue & Customs;
"Individual Approved Limit”	the limit specified from time to time in paragraph 6 of Schedule 4;
"London Stock Exchange”	the London Stock Exchange plc or any successor company or body carrying on the business of the London Stock Exchange plc;
"Market Value"
in relation to a Share on any day:

(1)    if so long as the Shares are traded on NASDAQ, its last reported sale price and agreed for the purposes of this Plan with the Shares & Assets Valuation of HMRC on or before that day; or

(2)    if and so long as the Shares are listed on the London Stock Exchange or the New York Stock Exchange, its middle market quotation; or

(3)    subject to (1) and (2) above, its market value, determined in accordance with Part 8 of the Taxation and Chargeable Gains Act 1992 and agreed for the purposes of this Plan with the Shares & Assets Valuation of HMRC on or before that day;

"Option"	the right to acquire Shares granted in accordance with and subject to the rules of the Plan;
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"Ordinary Share Capital"	the meaning given in section 989 Income Tax Act 2007;
"Original Market Value"
in relation to any Share to be taken into account for the purposes of the limit in Section 4(c)(iii) as applied in this Plan, its Market Value as determined for the purposes of the relevant grant of options;

"Participating Company"	(1) the Company; and (2) any other company which is under the Control of the Company or is a Subsidiary of the Company;
“Plan”	this UK Company Share Option Plan (CSOP);
“Schedule 4”	Schedule 4 to the Act;
"Share"	a share of the Company's Ordinary Share Capital which complies with the conditions set forth in Part 4 of Schedule 4;
"Subsidiary"	the meaning given by Section 1159 of the Companies Act 2006;
“UK Participant”	a director or employee, or former director or employee, to whom an Option under this Plan has been granted or (where the context so admits or requires) the personal representatives of any such person.
(I)    Options under this Plan may only be granted to Eligible Employees.

(J)    For the purposes of this Plan the following Sections of the Plan shall be amended, modified or deleted as follows:
1.    Section 4(b)(i) shall not apply to this Plan.

2.    Section 4(b)(iii) shall not apply to this Plan and shall be replaced by the following:
“to determine the number of Shares to be covered by each Option provided that any Option granted to an Eligible Employee shall be limited to take effect so that immediately following such grant the aggregate Original Market Value of all Shares over which he or she has been granted option rights under the Plan or any other share option plan approved under Schedule 4 adopted by the Company or an Associated Company, shall not exceed or further exceed the Individual Approved Option Limit;”

3.    Section 4(b)(v)shall not apply to this Plan and shall be replaced by the following:
“to determine the terms and conditions, not inconsistent with the terms of the Plan, if any Option granted hereunder, which terms and conditions include but are not limited to the time or times when Options vest and/or be exercised (which may be based on performance criteria) provided any such terms and conditions are objective and are stated in writing at the Date of Grant.”

4.    Section 4(b)(vii) shall not apply to this Plan.

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5.    Section 4(b)(viii) shall not apply to this Plan.

6.    Section 4(b)(ix) shall not apply to this Plan.

7.    Section 5(a) shall not apply to this Plan and shall be replaced by the following:
“Options may only be granted to Eligible Employees.”

8.    Section 5(b) shall not apply to this Plan.

9.    Section 7(b) shall not apply to this Plan.

10.    Section 7(c)(i) shall not apply to this Plan and shall be replaced by the following:

“The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator and set forth in the Option Agreement, but shall not be less than the Market Value of a Share on the Date of Grant or, if the Administrator so determines, at such earlier time or times as the Administrator may determine (with the prior agreement in writing of HMRC).”

11.    Section 7(c)(ii) shall not apply to this Plan and shall be replaced by the following:

“The consideration to be paid for the Shares to be issued upon the exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash; (2) check or (3) such other consideration and method of payment that does not affect the approved status under Schedule 4 of the Option.”

12.    Section 7(d)(i)(2) shall not apply to this Plan.

13.    Section 7(d)(i)(3) shall not apply to this Plan and shall be replaced by the following:

“Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement is set forth in the applicable Option Agreement and does not prevent a UK Participant from exercising the full number of Shares as to which the Option is exercisable from time to time”.

14.    Section 7(d)(i)(4) shall apply to this Plan but with the addition of the following:
    “Shares delivered to a UK Participant pursuant to the Plan will rank pari passu in all respects with Shares then in issue.”

15.    Section 7(d)(ii) shall apply to this Plan but shall not enable the Administrator to waive or modify provisions regarding termination of Continuous Service Status in relation to an Option which has been granted.

16.    Section 7(d)(ii)(3) shall apply to this Plan but modified such that the reference to “12 month(s)” shall be replaced with “6 months”.

17.    Section 7(d)(ii)(4) shall apply to this Plan but modified such that Options may only be exercised by the UK Participant’s personal representatives.

18.    Section 7(d)(iii)(6) shall not apply to this Plan.
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19.    Section 8 to 11 shall not apply to this Plan.

20.    Section 14(a) shall not apply to this Plan and shall be replaced by the following:

“General. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner. This Section shall not prevent the personal representatives of a deceased UK Participant from exercising the Option in accordance with the Plan and applicable Option Agreement(s)”.

21.    Section 15(a) shall apply to this Plan provided that any variation or variations made in accordance with that Section must secure:
(A)    that the total market value of the Shares which may be acquired by the exercise of an Option is immediately after the variation or variations substantially the same as what it was immediately before the variation or variations; and
(B)    that the total price at which Shares may be acquired on the Exercise of an Option is immediately after the variation or variations substantially the same as what it was immediately before the variation or variations.

22.    Section 15(b) shall apply to this Plan but with the words “unless otherwise determined by the Administrator” replaced with the following:
“unless otherwise determined by the Administrator acting fairly and reasonably”.

23.    Section 15(c) shall not apply to this Plan and shall be replaced by the following:

“Certain Corporate Transactions.

(i)    If as a result of a Corporate Transaction that falls with paragraph 25A of Schedule 4 and the Option is exercisable, then it may, if the Administrator so determines, be exercisable by virtue of this provision during such period as the Administrator may determine provided such period does not exceed any of the periods (as relevant) permitted under paragraph 25A of Schedule 4. In exercising its discretion, the Administrator shall act fairly and reasonably.

“Approved rollover of Options.
(ii)     If as a result of a Corporation Transaction that falls within paragraph 26(2) of Schedule 4, a company (the “Acquiring Company”) obtains Control of the Company any UK Participant may at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed (the “Old Option”) in consideration for the grant to him of an option (the “New Option”) which (for the purposes of paragraph 27 of Schedule 4) is equivalent to the Old Option but relates to Shares in a different company (whether the Acquiring Company itself or some other company falling within paragraph 16(b) or 16(c) of Schedule 4).
(iii)    The New Option shall not be regarded for the purposes of Section 13(d)(i) (as applied to this Plan) unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of the Plan shall for this purpose be construed as if (A) the New Option were an Option granted under the Plan at the same time as the Old Option; and (B) except for the definitions of “Participating Company” and “Subsidiary”, the reference to “Elastic N.V.” in the definition of
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the Company in Section 2 of the Plan were a reference to the different company mentioned in Section 13(d)(i) of the Plan (as applied to this Plan).”

24.    Section 15(d) shall not apply to this Plan.

25.    Section 19 shall not apply to this Plan.

26.    Section 24 shall not apply to options granted prior to 9 December 2021 pursuant to this Plan.

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ADDENDUM B
Israeli Addendum
Adopted by the Compensation Committee of the Board of Directors of Elastic N.V. on April 28, 2020
to

ELASTIC N.V.

Amended and Restated 2012 Stock Option Plan

This Israeli Addendum (the “Addendum”) to the Amended and Restated 2012 Stock Option Plan (as amended from time to time, the “Plan”) of Elastic N.V. (the “Company”) shall apply only to persons who are, or are deemed to be, residents of the State of Israel for Israeli tax purposes (“Israeli Tax Residents”).

1.    GENERAL
1.1.    Unless otherwise defined in this Addendum, capitalized terms contained herein shall have the same meanings given to them in the Plan.
1.2.    The Administrator in its discretion, may grant Awards to eligible Participants and shall determine whether Awards granted under the Plan to Israeli Tax Residents are intended to be 102 Awards or 3(i) Awards. Each Award granted to an Israeli Tax Resident shall be evidenced by an Award Agreement, which shall expressly identify the Award type, and be in such form and contain such provisions, as the Administrator shall from time to time deem appropriate.
1.3.    The Plan shall apply to any Awards granted pursuant to this Addendum, provided, that the provisions of this Addendum shall supersede and govern in the case of any inconsistency or conflict, either explicit or implied, arising between the provisions of this Addendum and the Plan.
2.    DEFINITIONS.
2.1.    “3(i) Award” means any Award granted to any Participant who is not an Employee pursuant to Section 3(i) of the Ordinance.
2.2.    “102 Award” means any Award intended to qualify (as set forth in the applicable Award Agreement) and which qualifies under Section 102, provided it is settled only in Shares.
2.3.    “102 Capital Gain Track Award” means any 102 Award granted to an Employee pursuant to Section 102(b)(2) or (3) (as applicable) of the Ordinance under the capital gain track.
2.4.    “102 Non-Trustee Award” means any Award granted to an Employee pursuant to Section 102(c) of the Ordinance without a Trustee.
2.5.    “102 Ordinary Income Track Award” means any 102 Award granted to an Employee pursuant to Section 102(b)(1) of the Ordinance under the ordinary income track.
2.6.     “102 Trustee Awards” means, collectively, 102 Capital Gain Track Awards and 102 Ordinary Income Track Awards.
2.7.     “Award” means any award of an Option or Restricted Stock Units under the Plan.

2.8.     “Controlling Shareholder” has the meaning set forth in Section 32(9) of the Ordinance.
2.9.    “Election” has the meaning set forth in Section 3.2 of this Addendum.
2.10.    “Employee” means an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Addendum means (i) an individual employed by an Employer, and (ii) an individual who is serving and is engaged personally (and not through an entity) as an “office holder” by an Employer, excluding any Controlling Shareholder), provided such Employee also satisfies the eligibility requirements under the Plan.
2.11.    “Employer” means, for purpose of a 102 Trustee Award, an Affiliate, Subsidiary or Parent which is an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.
2.12.    “ITA” means the Israel Tax Authority.
2.13.     “Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, including the Rules and any other regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time.
2.14.    “Required Holding Period” has the meaning set forth in Section 3.5.1 of this Addendum.
2.15.    “Rules” means the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003.
2.16.    “Section 102” means Section 102 of the Ordinance.
2.17.     “Trust Agreement” means the agreement to be signed between the Company, an Employer and the Trustee for the purposes of Section 102.
2.18.    “Trustee” means the trustee appointed by the Administrator and approved by the ITA to hold certain Awards granted to Israeli Tax Residents and the Shares issued pursuant to such Awards.
2.19.    “Withholding Obligations” as defined in Section 5.5 below.
3.    102 AWARDS
3.1.    Tracks. Awards granted pursuant to this Section 3 are intended to be granted as either 102 Capital Gain Track Awards or 102 Ordinary Income Track Awards. 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 3 and the general terms and conditions of the Plan and applicable Award Agreement, except to the extent such provisions of the Plan and applicable Award Agreement conflict with the tax laws or regulations applicable to the Israeli Tax Residents.
3.2.    Election of Track. Subject to Applicable Laws, the Company may grant only one type of 102 Trustee Award at any given time to all Employees who are to be granted 102 Trustee Awards pursuant to this Addendum, and shall file an election with the ITA regarding the type of 102 Trustee Award it elects to grant before the date of grant of any 102 Trustee Award (the “Election”). Such Election shall also apply to any other securities received by any Employee as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Award that it elects to grant only after the expiration of at least 12 months from the end of the year in which the first grant was made in accordance with the Election that was in effect at the time of such grant, or as otherwise provided by Applicable Laws. The Election shall not prevent the Company from granting 102 Non-Trustee Awards.
3.3.    Eligibility for Awards. Subject to Applicable Laws, 102 Awards may be granted only to Employees. 102 Awards may be granted either with a Trustee or without a Trustee.
3.4.    102 Award Grant Date.
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3.4.1.    Each 102 Award will be deemed granted on the date determined by the Administrator, subject to the provisions of the Plan, provided that (i) the Employee signs all documents required by the Company or pursuant to Applicable Laws, and (ii) with respect to any 102 Trustee Award, the Company provides all applicable documents to the Trustee in accordance with the guidelines published by the ITA.
3.4.2.    Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of the Plan and this Addendum or an amendment to the Plan or this Addendum, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of the Plan and this Addendum or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, and such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award Agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement.
3.5.    102 Trustee Awards.
3.5.1.    Each 102 Trustee Award, each Ordinary Share issued pursuant to any 102 Trustee Award and any rights granted thereunder, shall be allocated or issued to and registered in the name of the Trustee and shall be held in trust or controlled by the Trustee for the benefit of the Participant for the requisite period prescribed by the Ordinance (the “Required Holding Period”). In the event that the requirements under Section 102 to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non-Trustee Award or 3(i) Award (as determined by the Company in its discretion), all in accordance with the provisions of the Ordinance. After the expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any Shares issued pursuant to such 102 Trustee Awards, provided that (i) the Trustee has received an acknowledgment from the ITA that the Participant has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Company and/or the Employer withhold(s) all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any Shares issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or Shares issued upon exercise or (if applicable) vesting thereof prior to the payment in full of the Participant’s tax and compulsory payments arising from such 102 Trustee Awards and/or Shares or the withholding referred to in (ii) above.
3.5.2.    Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in the Plan, this Addendum or the applicable Award Agreement that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in the Plan, this Addendum or the applicable Award Agreement that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Participant. Any Participant granted a 102 Trustee Award shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Participant shall execute any and all documents that the Company, the Employer and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.
3.5.3.    During the Required Holding Period, the Participant shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Trustee Award and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Participant under Section 102 and the Rules, which shall apply to and shall be borne solely by such Participant. Subject to the foregoing, the Trustee may, pursuant to a written request from the Participant, but subject to the terms of the Plan and this Addendum, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and the
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Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the Shares, the Plan, this Addendum, the applicable Award Agreement and any Applicable Laws.
3.5.4.    If a 102 Trustee Award is exercised or (if applicable) vests, the Shares issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Participant.
3.5.5.    Upon or after receipt of a 102 Trustee Award, if required, the Participant may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to the Plan, this Addendum, or any 102 Trustee Awards granted to such Participant hereunder.
3.6.    102 Non-Trustee Awards. The foregoing provisions of this Section 3 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 and the applicable Rules. The Administrator may determine, at its discretion, that 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Award and all accrued rights thereon (if any) in trust for the benefit of the Participant and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto. The Company, without limitation, may require the Participant to provide the Company with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, with respect to the Participant’s tax obligations.
3.7.    Written Participant Undertaking. With respect to any 102 Trustee Award, as required by Section 102 and the Rules, by virtue of the receipt of such Award, the Participant is deemed to have provided, undertaken and confirmed the following written undertaking (and such undertaking is deemed incorporated into any documents signed by the Participant in connection with the grant of such 102 Trustee Award), and which undertaking shall be deemed to apply and relate to all 102 Trustee Awards granted to the Participant, whether under the Plan and this Addendum or other plans maintained by the Company, and whether prior to or after the date hereof:
3.7.1.    The Participant shall comply with all terms and conditions set forth in Section 102 with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;
3.7.2.    The Participant is familiar with, and understands the provisions of, Section 102 in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Participant agrees that the 102 Trustee Awards and Shares that may be issued upon exercise or (if applicable) vesting of the 102 Trustee Awards (or otherwise in relation to the Awards), will be held by a Trustee appointed pursuant to Section 102 for at least the duration of the "Holding Period" (as such term is defined in Section 102) under the "Capital Gain Track" or the “Ordinary Income Track”, as applicable. The Participant understands that any release of such 102 Trustee Awards or Shares from trust, or any sale of the Shares prior to the termination of the Holding Period, as defined above, will result in taxation at the marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and
3.7.3.    The Participant agrees to the Trust Agreement signed between the Company, the Employer and the Trustee appointed pursuant to Section 102.
4.    3(i) AWARDS
4.1.    Awards granted pursuant to this Section 4 are intended to constitute 3(i) Awards and shall be granted subject to the general terms and conditions of the Plan, and applicable Award Agreement, except to the extent such provisions of the Plan and applicable Award Agreement conflict with the tax laws or regulations
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applicable to Israeli Tax Residents. In the event of any inconsistency or contradictions between the provisions of this Section 4 and the other terms of the Plan, this Section 4 shall prevail.
4.2.    To the extent required by the Ordinance or the ITA or otherwise deemed by the Administrator to be advisable, the 3(i) Awards and/or any shares or other securities issued or distributed with respect thereto granted pursuant to this Plan shall be issued to a Trustee nominated by the Administrator in accordance with the provisions of the Ordinance or the terms of a trustee agreement, as applicable. In such event, the Trustee shall hold such Awards and/or other securities issued or distributed with respect thereto in trust, until exercised or (if applicable) vested by the Participant and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the Trustee. If determined by the Administrator in its discretion, and subject to such trustee agreement, the Trustee will also hold the shares issuable upon exercise or (if applicable) vesting of the 3(i) Awards, as long as they are held by the Participant. If determined by the Board or the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Participant may become liable upon issuance of Shares, whether due to the exercise or (if applicable) vesting of Awards.
5.    AGREEMENT REGARDING TAXES; DISCLAIMER
5.1.    If the Company shall so require, as a condition of exercise or (if applicable) vesting of an Award or the release of Shares by the Trustee, a Participant shall agree that, no later than the date of such occurrence, the Participant will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Company and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by Applicable Laws to be withheld or paid.
5.2.    TAX LIABILITY. ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE OR (IF APPLICABLE) VESTING THEREOF, THE SALE OR DISPOSITION OF ANY SHARES GRANTED HEREUNDER OR ISSUED UPON EXERCISE OR (IF APPLICABLE) VESTING OF ANY AWARD, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF AWARDS OR FROM ANY OTHER ACTION IN CONNECTION WITH THE FOREGOING (INCLUDING WITHOUT LIMITATION ANY TAXES AND COMPULSORY PAYMENTS, SUCH AS SOCIAL SECURITY OR HEALTH TAX PAYABLE BY THE PARTICIPANT OR THE COMPANY IN CONNECTION THEREWITH) SHALL BE BORNE AND PAID SOLELY BY THE PARTICIPANT, AND THE PARTICIPANT SHALL INDEMNIFY THE COMPANY, ITS PARENT, SUBSIDIARIES AND AFFILIATES (INCLUDING THE EMPLOYER) AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PAYMENT OR ANY PENALTY, INTEREST OR INDEXATION THEREON. EACH PARTICIPANT AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.
5.3.    NO TAX ADVICE. THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING, VESTING OR DISPOSING OF AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE PARTICIPANT.
5.4.    TAX TREATMENT. THE COMPANY AND ITS PARENT, SUBSIDIARIES AND AFFILIATES (INCLUDING THE EMPLOYER) DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY AND ITS PARENT, SUBSIDIARIES AND AFFILIATES (INCLUDING THE EMPLOYER) SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED
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TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY DESIGNATION OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAWS. THE COMPANY AND ITS PARENT, SUBSIDIARIES AND AFFILIATES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY ANY AWARD WITH THE REQUIREMENTS OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. NO ASSURANCE IS MADE BY THE COMPANY, ANY OF ITS PARENT, SUBSIDIARIES OR AFFILIATES (INCLUDING THE EMPLOYER) THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WILL QUALIFY AT THE TIME OF VESTING, EXERCISE OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND ITS PARENT, SUBSIDIARIES AND AFFILIATES (INCLUDING THE EMPLOYER) SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS WHETHER THE COMPANY OR ITS PARENT, SUBSIDIARIES OR AFFILIATES (INCLUDING THE EMPLOYER) COULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE PARTICIPANT. THE COMPANY AND ITS PARENT, SUBSIDIARIES AND AFFILIATES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITY, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. IF THE AWARDS DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT IT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE PARTICIPANT.
5.5.    The Company or its Parents, Subsidiaries and Affiliates (including the Employer) may take such action as they may deem necessary or appropriate, in their discretion, for the purpose of or in connection with withholding of any taxes and compulsory payments which the Trustee, the Company or any Parent, Subsidiary or Affiliate (including the Employer) is required by any Applicable Laws to withhold in connection with any Awards, including, without limitations, any income tax, social benefits, social insurance, health tax, pension, payroll tax, fringe benefits, excise tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and applicable by law to the Participant (collectively, “Withholding Obligations”). Such actions may include, without limitation, (i) requiring Participants to remit to the Company or the Employer in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments, payable by the Company or the Employer in connection with the Award or the exercise or (if applicable) vesting thereof; (ii) subject to Applicable Laws, allowing the Participants to surrender Shares, in an amount that at such time, reflects a value that the Administrator determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise of an Award at a value which is determined by the Company to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise or vesting of any Award by or on behalf of a Participant until all tax consequences arising therefrom are resolved in a manner acceptable to the Company.
5.6.    Each Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.
5.7.    With respect to 102 Non-Trustee Awards, if the Participant ceases to be employed by the Company or any Parent, Subsidiary or Affiliate (including the Employer), the Participant shall extend to the
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Company and/or the Employer a security or guarantee for the payment of taxes due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the Rules.
6.    RIGHTS AND OBLIGATIONS AS A SHAREHOLDER
6.1.    In the case of 102 Awards or 3(i) Awards (if such Awards are being held by a Trustee), the Trustee shall have no rights as a shareholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder for such Shares for the Participant’s benefit, and the Participant shall not be deemed to be a shareholder and shall have no rights as a shareholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Participant and the transfer of record ownership of such Shares to the Participant (provided however that the Participant shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the Shares held by the Trustee for such Participant’s benefit, subject to any tax withholding and compulsory payment). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date on which the Participant or Trustee (as applicable) becomes the record holder of the Shares covered by an Award, except as provided in the Plan.
7.    GOVERNING LAW
7.1.    This Addendum shall be governed by the internal substantive laws, but not the choice of law rules, of Delaware; provided, however, that the corporate law aspects of issuance shall be governed by the laws of the Netherlands, and that any mandatory tax matters arising hereunder shall be governed by applicable Israeli laws, rules and regulations (as amended).
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ADDENDUM C

FRENCH ADDENDUM
ADOPTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
OF ELASTIC N.V. ON JUNE 1, 2020
to the
ELASTIC N.V.
Amended and Restated 2012 Stock Option Plan

1.    Introduction
Elastic N.V. (the “Company”) has established the Amended and Restated 2012 Stock Option Plan (the “Plan”), as approved by shareholders of the Company on September 28, 2018 and as may be subsequently amended from time to time, for the benefit of certain employees and other service providers of the Company or a Parent, Subsidiary or Affiliate, including employees of a Subsidiary or Affiliate of which the Company holds directly or indirectly at least 10% of the share capital (a “French Entity”).
The Plan authorizes the Administrator to grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. Sections 4(b)(ix) (“Powers of the Administrator”) and 21(“Addenda”) of the Plan authorize the Administrator to approve addenda or to grant Awards to, or to modify the terms of, any outstanding Award Agreement or any agreement related to any Shares covered by an Award held by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in the Plan to the extent necessary or appropriate to accommodate such differences. Pursuant to the foregoing authority, the Administrator, therefore, intends to establish an addendum to the Plan for the purpose of granting Options that qualify for the specific tax and social security treatment under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended (“French-qualified Options”), and Restricted Stock Units (including Performance Units) that qualify for the specific tax and social security treatment under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (“French-qualified RSUs”), to qualifying Participants who are resident in France for French tax purposes and/or subject to the French social security regime (“French Participants”).
The terms of the Plan (to which this addendum is attached) shall, subject to the limitations set forth herein, constitute the rules of the Plan for French Participants (the “French Addendum”). Options and Restricted Stock Units granted to French Participants pursuant to the French Addendum shall be French-qualified Options and French-qualified RSUs. However, Options and Restricted Stock Units may be granted to French Participants under the Plan and not under the French Addendum, at the Administrator’s discretion.
2.    Definitions
Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan. The terms set forth below shall have the following meanings:
(a)    The term “Closed Period” means:
(i)    For French-qualified Options, “Closed Periods” shall mean the specific periods set forth in Section L. 225-177 of the French Commercial Code, as amended, during which French-qualified Options cannot be granted, as described in Section 9(a) below, including: (A) the ten (10)

quotation day period preceding the date on which the annual and interim consolidated financial statements or the annual and half-yearly accounts of the Company are made public, and the day of publication; and (B) any period during which the corporate management of the Company possesses confidential information within the meaning of Article 7 of the Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (Market Abuse Regulation) and cancelling the Directive 2003/6/UE and Directives 2003/124/CE Parliament and 2004/72/CE of the Commission, until the date on which this information is disclosed to the public, and (C) the twenty (20) quotation day period following a distribution of a dividend (i.e., the ex-dividend date) that offers the right to a dividend or capital increase.
(ii)    For French-qualified RSUs, “Closed Periods” shall mean the specific periods set forth by Section L. 225-197-1 of the French Commercial Code as amended from time to time, during which the sale or transfer of Shares acquired at vesting of French-qualified RSUs cannot be sold or transferred, as described in Section 10(c) below, including: (A) the thirty (30) calendar day period before the announcement of an interim financial report or end-of-year report that the Company is required to make public; and (B) with respect to such persons, any period during which the chief executive officer (directeur général), any deputy chief executive officer (directeur général délégué), or any member of the board of directors (conseil d’administration), the supervisory board (conseil de surveillance) or the executive board (directoire) of the Company, or any Employee possesses knowledge of inside information (within the meaning of Article 7 of the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (Market Abuse Regulation) and cancelling the Directive 2003/6/UE and Directives 2003/124/CE Parliament and 2004/72/CE of the Commission) which has not been disclosed to the public.
    If, after adoption of the French Addendum, French law or regulations are amended to modify the definition and/or applicability of Closed Periods to French-qualified Options and/or French-qualified RSUs, such amendments shall apply to any French-qualified Options and French-qualified RSUs granted under this French Addendum, to the extent permitted or required under French law.
(b)    The term “Exercise Price” shall be the per Share price to purchase Shares pursuant to the exercise of an Option.
(c)    The term “Qualified Disability” shall mean a Disability that meets the requirements of categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, subject to the fulfillment of related conditions.
(d)    The term “Grant Date” shall mean the date on which the Administrator both (i) designates the French Participants, and (ii) specifies the terms and conditions of the French-qualified Options or French-qualified RSUs being granted, such as the number of Shares subject to each Award of French-qualified Options or French-qualified RSUs, the vesting conditions of the French-qualified Options or French-qualified RSUs, the conditions for exercising the French-qualified Options and any restrictions on the sale of Shares subject to the French-qualified Options or French-qualified RSUs.
(e)    The term “Vesting Date” shall mean the relevant date on which French-qualified RSUs have met all vesting conditions specified by the Administrator and the French Participant holding such French-qualified RSUs becomes entitled to receive the Shares underlying such French-qualified RSUs for no cash consideration.
3.    Eligibility
Notwithstanding any other term of this French Addendum, French-qualified Options and French-Qualified RSUs may be granted only to employees or corporate directors of the French Entities who hold less than ten percent (10%)
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of the outstanding Shares of the Company and who otherwise satisfy the eligibility conditions of Section 5(a) (“Recipients of Grants”) of the Plan.
Subject to the paragraph below, any French Participant who, on the Grant Date of an Option and/or Restricted Stock Units, and to the extent required under French law, is employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Entity or who is a corporate officer of a French Entity shall be eligible to receive, at the discretion of the Administrator, French-qualified Options and/or French-qualified RSUs under this French Addendum, provided he or she also satisfies the eligibility conditions of Section 5(a) (“Recipients of Grants”) of the Plan.
French-qualified Options and French-qualified RSUs may not be issued to corporate officers of French Entities, other than the managing directors (Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions) unless the corporate officer is an employee of a French Entity, as defined by French law.
Notwithstanding the foregoing, to the extent permissible under French tax and social security laws, including guidelines and specific tax or social security rulings issued by French tax and social security authorities, any individual who is employed by the Company or a French Entity or another Subsidiary or Affiliate of the Company shall be eligible to receive French-qualified Options and/or French-qualified RSUs under the French Addendum (provided that he or she also satisfies the eligibility conditions of Section 5(a) (“Recipients of Grants”) of the Plan) even if the individual is not a French tax resident and/or subject to the French social contribution regime at the Grant Date and such an individual shall be considered, to the extent applicable (as determined by the Administrator in its sole discretion), as a French Participant for purposes of this French Addendum.
4.    Employment Rights
The adoption of this French Addendum shall not confer upon the French Participant, or any employees of a French Entity, any employment rights and shall not be construed as a part of any employment contracts that a French Entity has with its employees.
5.    Delivery of Shares Only
Only Shares and not cash payments may be delivered to any French Participant in settlement of French-qualified Options and French-qualified RSUs granted under this French Addendum.
6.    Non-Transferability
Notwithstanding any provision in the Plan to the contrary and except in the case of death, French-qualified Options and French-qualified RSUs cannot be transferred to any third party. In addition, during the lifetime of the French Participant, the French-qualified Options are exercisable only by the French Participant, subject to Sections 9(c)(iii) and 9(d) below; and Shares underlying French-qualified RSUs may be issued by the Company only to the French Participant, subject to Sections 10(b) and 10(g) below.
7.    Disqualification of French-qualified Options and French-qualified RSUs
In the event changes are made to the terms and conditions of the French-qualified Options and/or French-qualified RSUs due to any requirements under applicable laws, or by decision of the Company’s shareholders or the Administrator, the Options and/or Restricted Stock Units granted under this French Addendum may no longer qualify as French-qualified Options and French-qualified RSUs.
If the Options and/or Restricted Stock Units granted under this French Addendum no longer qualify as French-qualified Options and/or French-qualified RSUs, the Administrator may, in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or exercisability of such Options, the vesting of such Restricted Stock Units or the sale of the Shares underlying such Options and/or Restricted Stock Units, which
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have been imposed under this French Addendum or in the applicable Award Agreement for the purpose of obtaining the specific tax and social security treatment applicable to French-qualified Options and/or French-qualified RSUs. Should the awards no longer be qualified, the French Participant shall be responsible for paying any applicable French tax and social security contributions, to the extent permissible under French law.
8.    Amendments
Subject to the terms of the Plan, the Administrator reserves the right to amend or terminate the French Addendum at any time.
9.    French-Qualified Options
(a)    Closed Periods for French-qualified Options
French-qualified Options may not be granted during a Closed Period to the extent such Closed Periods are applicable to French-qualified Options granted by the Company. If the Company grants Options on a date during an applicable Closed Period, the Grant Date for French Participants shall be the first date following the expiration of the Closed Period, provided the grant of Options on such date is not prohibited under the Plan.
(b)    Terms and Conditions of French Qualified Options
(i)    Options may be “purchase stock options,” which are rights to acquire Shares repurchased by the Company prior to the date on which the Options become exercisable or “subscription stock options,” which are rights to subscribe for newly-issued Shares.
(ii)    The Exercise Price of and number of Shares underlying the Options shall not be modified after the Grant Date, except as provided in Section 9(e) of this French Addendum, or as otherwise authorized by French law. Any other modification permitted under the Plan may result in the Options no longer qualifying as French-qualified Options.
(iii)    The French-qualified Options will vest and become exercisable pursuant to the terms and conditions set forth in the Plan, this French Addendum, and the applicable Award Agreement.
(iv)    The Exercise Price per Share payable pursuant to French-qualified Options granted under this French Addendum shall be fixed by the Administrator on the Grant Date. In no event shall the Exercise Price be less than the greatest of:
(A)    with respect to purchase stock options: the higher of either 80% of the average of the closing price of the Shares during the 20 quotation day period immediately preceding the Grant Date or 80% of the average of the purchase price paid for such Shares by the Company;
(B)    with respect to subscription stock options: 80% of the average of the closing price of such Shares during the 20 quotation day period immediately preceding the Grant Date; and
(C)    the minimum Exercise Price permitted under the Plan.
(c)    Exercise of French-qualified Options
(i)    At the time French-qualified Options are effectively granted, the Administrator shall fix the period, if any, within which the French-qualified Options vest and may be exercised and shall determine any conditions that must be satisfied before the French-qualified Options may be
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exercised. Such restriction period for the vesting or the exercise of French-qualified Options shall be set forth in the applicable Award Agreement.
(ii)    Upon exercise of French-qualified Options, the full Exercise Price shall be paid by the French Participant as set forth in the applicable Award Agreement.
(iii)    In the event of the death of a French Participant, his or her French-qualified Options shall thereafter be immediately vested and exercisable in full under the conditions set forth in Section 9(d) of this French Addendum.
(iv)    If a French Participant’s employment is terminated or the French Participant otherwise ceases to provide services to the Company or a French Entity, his or her French-qualified Options will be exercisable according to the provisions of the Award Agreement.
(v)    The Shares acquired upon exercise of French-qualified Options shall be fully owned by the French Participant and recorded in an account in his or her name and must be held with the Company or a broker or in such manner as the Company may otherwise determine to ensure compliance with French laws.
(vi)    To the extent and as long as applicable to French-qualified Options granted by the Company, a restriction on exercise of the Options shall be imposed in the Award Agreement for any French Participant who qualifies as a managing director of the Company.
(d)    Death
In the event of the death of a French Participant while he or she is actively employed by the Company or a French Entity, all French-qualified Options held by such Participant shall become immediately vested and exercisable and may be exercised in full by the French Participant’s heirs or the legal representative of his or her estate for the six (6) month period following the date of the French Participant’s death or such other period as may be required to comply with French law. In the event of the death of a French Participant after termination of active employment with the Company or a French Entity, the French-qualified Options will be treated as set forth in the applicable Award Agreement. Any French-qualified Options that remain unexercised shall expire six (6) months following the date of the French Participant’s death or after expiration of such other period as may be required to comply with French law. The six (6) month exercise period (or such other period as may be required to comply with French law) will apply without regard to the term of the French-qualified Options as described in Section 9(f) of this French Addendum.
(e)    Adjustments – Change in Control
Adjustments to French-qualified Options granted under this French Addendum to preclude the dilution or enlargement of benefits under the French-qualified Options shall be made only in respect of transactions listed under Section L. 225-181 of the French Commercial Code, as amended, and in case of a repurchase of Shares by the Company at a price that is higher than the stock quotation price in the open market, and according to the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees. Adjustment to French-qualified Options granted pursuant to this French Addendum other than as described above may cause such Options to no longer qualify for specific tax and social security treatment under French law.
Nevertheless, the Administrator, at its discretion, may decide to make adjustments to French-qualified Options granted pursuant to this French Addendum in the case of a transaction or event, as described in Section 15 (“Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions”) of the Plan, for which adjustments may not be authorized under French law, in which case, such Options may no longer qualify as French-qualified Options and the specific tax and social security treatment may be lost.
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(f)    Term of French-Qualified Option
French-qualified Options granted pursuant to this French Addendum will expire no later than nine and a half (9.5) years from the Grant Date, unless otherwise specified in the applicable Award Agreement. The French-qualified Option term will be extended only in the event of the death of a French Participant, but in no event will any French-qualified Option be exercisable beyond six (6) months following the date of the French Participant’s death or such other period as may be required to comply with French law.
10.    French-qualified RSUs
(a)    Nature of French-qualified RSUs
Each French-qualified RSU represents the right to receive one Share (or, in the case of French-qualified RSUs that are Performance Units under the Plan, a specified number or percentage of Shares subject to the Award), subject to meeting all applicable vesting criteria established by the Administrator and all other applicable terms and conditions under the Plan and applicable Award Agreement. Until the effective issuance of the Shares, no right to vote or receive dividends or any other rights as a holder of shares in the capital of the Company shall exist with respect to the Shares subject to Restricted Stock Units, notwithstanding vesting of the Restricted Stock Units.
(b)    Vesting of French-Qualified RSUs
Notwithstanding any other provision of the Plan, French-qualified RSUs shall not vest and the Shares underlying French-qualified RSUs shall not be delivered to French Participants prior to the expiration of a minimum one-year period calculated from the Grant Date, or such other period as required to comply with the minimum mandatory vesting period applicable to French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the specific tax and social security regime for French-qualified restricted stock units. However, notwithstanding the vesting requirements described above, in the event of the death of a French Participant, all of his or her outstanding French-qualified RSUs shall become vested under the conditions set forth in Section 10(g) of this French Addendum.
(c)    Holding Period for Shares
The sale or transfer of Shares issued pursuant to French-qualified RSUs may not occur prior to the relevant anniversary of the Grant Date specified by the Administrator and in no case prior to the expiration of a minimum two-year period calculated from the Grant Date (or, if later, the date on which the Shares underlying the French-qualified RSUs are issued to the French Participant), or such other period as required to comply with the minimum mandatory holding period applicable to French-qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the specific tax and social security regime for French-qualified restricted stock units, even if the French Participant is no longer an employee or corporate officer of the Company or a French Entity.
In addition, the Shares issued pursuant to the French-qualified RSUs may not be sold or transferred during a Closed Period, so long as those Closed Periods are applicable to Shares underlying French-qualified RSUs.
(d)    Managing Director Restriction
To the extent and as long as applicable to French-qualified RSUs granted by the Company, a specific holding period for the sale or transfer of Shares shall be imposed in the applicable Award Agreement for any French Participant who qualifies as a managing director of the Company.
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(e)    French Participant’s Account
The Shares issued pursuant to the French-qualified RSUs shall be fully owned by the French Participant and recorded and held in an account in his or her name with the Company or a broker selected by the Company, or in such other manner as the Company may determine, in order to ensure compliance with French laws, including any required holding periods.
(f)    Adjustments – Change in Control
In the event of an adjustment due to a corporate transaction or event as set forth in Section 15 (“Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions”) of the Plan, the adjustment to the terms and conditions of the French-qualified RSUs or underlying Shares shall be made in accordance with the Plan and pursuant to applicable French legal and tax rules. Nevertheless, the Administrator, at its discretion, may decide to make adjustments to French-qualified RSUs granted or Shares received pursuant to this French Addendum in the case of a transaction or event for which adjustments may not be authorized under French law, in which case, such Restricted Stock Units may no longer qualify as French-qualified RSUs and the specific tax and social security treatment may be lost.
(g)    Death and Disability
In the event of the death of a French Participant, the French-qualified RSUs held by the French Participant at the time of death shall become immediately transferable to the French Participant’s heirs and (i) any time- or service-based vesting conditions will be considered to have been met as of the date of the French Participant’s death, and (ii) the attainment of any performance-based vesting conditions will be determined as set out in the applicable Award Agreement and in accordance with applicable French legal and tax rules. The Company shall issue the underlying Shares to the French Participant’s heirs, at their request, provided the heirs contact the Company within six (6) months following the death of the French Participant or such other period as may be required to comply with French law and subject to part (ii) of the preceding sentence. If the French Participant’s heirs do not request the issuance of the Shares underlying the French-qualified RSUs within six (6) months following the French Participant’s death (or such other period as may be required to comply with French law), the French-qualified RSUs will be forfeited.
In the event a French Participant terminates employment by reason of his or her Qualified Disability, the Administrator, at its discretion, may determine the treatment of any French-qualified RSUs then outstanding but not vested, including that such French-qualified RSUs may be forfeited, may continue to vest on the existing schedule or may vest on an accelerated basis and be settled in Shares as promptly as practicable after vesting, provided that the French Participant provides sufficient evidence of his or her Qualified Disability.
If a French Participant dies or ceases to be employed by the Company or a French Entity by reason of his or her Qualified Disability, the French Participant’s heirs or the French Participant, as applicable, shall not be subject to the restrictions on the sale or transfer of Shares set forth in Section 10(c) above.
11.    Interpretation
It is intended that Options and Restricted Stock Units granted under this French Addendum shall qualify for the specific tax and social security treatment applicable to stock options granted under Sections L. 225-177 to L. 225-186-1 and to restricted stock units granted under Sections L. 225-197-1 to L. 225-197-6, respectively, of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but no undertaking is made by the Company to maintain such status.
The terms of the French Addendum shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security administrations and the
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relevant guidelines released by the French tax and social security authorities and subject to the fulfillment of legal, tax and reporting obligations.
In the event of any conflict between the provisions of the French Addendum and the Plan, the provisions of this French Addendum shall control for any grants of French-qualified Options or French-qualified RSUs made thereunder to French Participants.
12.    Adoption
This French Addendum was adopted by the Administrator on June 1, 2020, and became effective as of the same date.

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